Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Steven Brazones Investor Relations Contact 651-236-5060
NEWS	June 25, 2025

H.B. Fuller Reports Second Quarter 2025 Results

Reported EPS (diluted) of $0.76; Adjusted EPS (diluted) of $1.18, up 5% year-on-year

Net income of $42 million; Adjusted EBITDA of $166 million, up 5% year-on-year

Adjusted EBITDA margin of 18.4%, up 130 basis points year-on-year

Increases full-year adjusted EBITDA and adjusted EPS guidance

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its second quarter that ended May 31, 2025.

Second Quarter 2025 Noteworthy Items:

■	Net revenue for the second quarter of fiscal 2025 was $898 million, down 2.1% versus the second quarter of fiscal 2024; adjusting for the flooring divestiture, net revenue was up 2.8% year-on-year;
■

Gross profit margin was 31.9%; adjusted gross profit margin was 32.2%, up 110 basis points year-on-year, driven by cost savings, the impact of acquisitions and divestitures, and targeted pricing actions;

■	Net income was $42 million; adjusted EBITDA was $166 million, up 5% year-on-year; adjusted EBITDA margin expanded 130 basis points year-on-year to 18.4%;
■	Reported EPS (diluted) was $0.76; adjusted EPS (diluted) was $1.18, up 5% year-on-year, driven by higher adjusted net income and lower shares outstanding;
■	Cash flow from operations increased $29 million year-on-year to $111 million;
■	Repurchased approximately one million shares year-to-date.

Summary of Second Quarter 2025 Results:

The Company’s net revenue for the second quarter of fiscal 2025 was $898 million, down 2.1% versus the second quarter of fiscal 2024. Pricing increased net revenue by 0.7%, offset by slightly lower volume, resulting in 0.4% organic revenue growth year-on-year. Foreign currency translation reduced net revenue by 1.2% and the net impact of acquisitions and divestitures decreased net revenue by 1.3%.

Gross profit in the second quarter of fiscal 2025 was $286 million. Adjusted gross profit was $289 million. Adjusted gross profit margin of 32.2% increased 110 basis points year-on-year. Cost savings, the impact of acquisitions and divestitures, and targeted pricing actions principally drove the year-on-year increase in adjusted gross profit margin.

Selling, general and administrative (SG&A) expense was $186 million in the second quarter of fiscal 2025 and adjusted SG&A was $176 million versus $173 million in the second quarter of fiscal 2024. Adjusting for the net impact of acquisitions and divestitures, adjusted SG&A was flat year-on-year, reflecting strong expense management.

Net income attributable to H.B. Fuller for the second quarter of fiscal 2025 was $42 million, or $0.76 per diluted share. Adjusted net income attributable to H.B. Fuller for the second quarter of fiscal 2025 was $65 million. Adjusted EPS was $1.18 per diluted share, up 5% year-on-year driven by higher adjusted net income and lower shares outstanding.

Adjusted EBITDA in the second quarter of fiscal 2025 was $166 million, up 5% year-on-year driven principally by favorable pricing, cost savings, and the net benefit from acquisitions and divestitures. Adjusted EBITDA margin increased 130 basis points year-on-year to 18.4%.

Commenting on the second quarter, H.B. Fuller President and CEO Celeste Mastin said, “Our strong financial performance is a testament to our team's disciplined execution in a highly dynamic environment, and we are performing better than the underlying markets. We remain nimble and focused on delivering positive organic revenue growth, while managing costs in a deliberate manner and leveraging our global sourcing infrastructure to adeptly respond to geopolitical and market uncertainties. Our EBITDA margin expansion highlights the success of the actions we are taking which include an increased focus on pricing, cost savings efforts, and our active portfolio shift towards higher growth, higher margin markets. While global economic activity remains subdued, we continue to perform well and are raising our full-year outlook to reflect our strong execution.”

Balance Sheet and Working Capital:

Net debt at the end of the second quarter of fiscal 2025 was $2,016 million, down $59 million sequentially versus the first quarter and up $106 million year-on-year. Net debt-to-adjusted EBITDA decreased from 3.5X at the end of the first quarter of fiscal 2025, to 3.4X at the end of the second quarter of fiscal 2025. Improved cashflow from operations and growth in adjusted EBITDA principally drove the sequential decrease in the ratio.

Net working capital in the second quarter of fiscal 2025 was relatively flat year-on-year. As a percentage of annualized net revenue, net working capital increased 40 basis points year-on-year to 16.6%.

Fiscal 2025 Outlook:

As a result of our strong financial performance, we are updating our previously communicated financial guidance for fiscal 2025 as follows:

■

Net revenue for fiscal 2025 is now expected to be down 2% to 3%; organic revenue for fiscal 2025 is still expected to be flat to up 2%; we now expect foreign exchange to adversely impact net revenue by 1.0% to 1.5%;

■	Adjusted EBITDA for fiscal 2025 is now expected to be in the range of $615 million to $630 million, equating to growth of 4% to 6% year-on-year;
■	Adjusted EPS (diluted) is now expected to be in the range of $4.10 to $4.30, equating to growth of 7% to 12% year-on-year;
■	Fully diluted shares outstanding for fiscal 2025 is now expected to be in the range of 55 million to 56 million;
■	Adjusted EBITDA for the third quarter of 2025 is expected to be in the range of $165 million to $175 million.

Conference Call:

The Company will hold a conference call on June 26, 2025, at 9:30 a.m. CT (10:30 a.m. ET) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the Company’s website at https://investors.hbfuller.com. Participants must register prior to accessing the webcast using this link and should do so at least 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30 p.m. CT on June 26, 2025, to 10:59 p.m. CT on July 3, 2025. To access the telephone replay dial 1-800-770-2030 (toll free) or 1-609-800-9909 and enter the Conference ID: 6370505.

Regulation G:

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share, adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA margin, net debt, net debt-to-adjusted EBITDA, trailing twelve months adjusted EBITDA, net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2025 Outlook, which the Company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller:

As the largest pureplay adhesives company in the world, H.B. Fuller’s (NYSE: FUL) innovative, functional coatings, adhesives and sealants enhance the quality, safety and performance of products people use every day. Founded in 1887, with 2024 revenue of $3.6 billion, our mission to Connect What Matters is brought to life by more than 7,500 global team members who collaborate with customers across more than 30 market segments in over 140 countries to develop highly specified solutions that enable customers to bring world-changing innovations to their end markets. Learn more at www.hbfuller.com.

Safe Harbor for Forward-Looking Statements:

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the availability and pricing of raw materials; the impact of potential cybersecurity attacks and security breaches; failures in our information technology systems; the impact on the supply chain, raw material costs and pricing of our products due to military conflict, including between Russia and Ukraine and in the Middle East; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to our current dividend policy; our ability to effectively manage and realize expected benefits from completed and future mergers, acquisitions, and divestitures; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; disruptions to our relationships with our major customers and suppliers; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the effect of new accounting pronouncements and accounting charges and credits; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended	Percent of	Three Months Ended	Percent of
	May 31, 2025	Net Revenue	June 1, 2024	Net Revenue
Net revenue	$898,095	100.0%	$917,107	100.0%
Cost of sales	(611,711)	(68.1)%	(635,055)	(69.3)%
Gross profit	286,384	31.9%	282,052	30.8%

Selling, general and administrative expenses	(186,340)	(20.7)%	(181,456)	(19.8)%
Other income, net	7,141	0.8%	3,634	0.4%
Interest expense	(34,865)	(3.9)%	(32,314)	(3.5)%
Interest income	854	0.1%	1,199	0.1%
Income before income taxes and income from equity method investments	73,174	8.1%	73,115	8.0%

Income taxes	(32,726)	(3.6)%	(22,418)	(2.4)%

Income from equity method investments	1,397	0.2%	600	0.1%
Net income including non-controlling interest	41,845	4.7%	51,297	5.6%

Net income attributable to non-controlling interest	(17)	(0.0)%	(33)	(0.0)%
Net income attributable to H.B. Fuller	$41,828	4.7%	$51,264	5.6%

Basic income per common share attributable to H.B. Fuller	$0.77		$0.93
Diluted income per common share attributable to H.B. Fuller	$0.76		$0.91

Weighted-average common shares outstanding:
Basic	54,443		54,946
Diluted	54,952		56,636

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Six Months Ended	Percent of	Six Months Ended	Percent of
	May 31, 2025	Net Revenue	June 1, 2024	Net Revenue
Net revenue	$1,686,758	100.0%	$1,727,525	100.0%
Cost of sales	(1,173,299)	(69.6)%	(1,206,237)	(69.8)%
Gross profit	513,459	30.4%	521,288	30.2%

Selling, general and administrative expenses	(366,968)	(21.8)%	(353,817)	(20.5)%

Other income, net	10,347	0.6%	5,135	0.3%
Interest expense	(66,906)	(4.0)%	(64,216)	(3.7)%
Interest income	1,954	0.1%	2,506	0.1%
Income before income taxes and income from equity method investments	91,886	5.4%	110,896	6.4%

Income taxes	(38,671)	(2.3)%	(30,231)	(1.7)%

Income from equity method investments	1,894	0.1%	1,644	0.1%
Net income including non-controlling interest	55,109	3.3%	82,309	4.8%

Net income attributable to non-controlling interest	(33)	(0.0)%	(54)	(0.0)%
Net income attributable to H.B. Fuller	$55,076	3.3%	$82,255	4.8%

Basic income per common share attributable to H.B. Fuller	$1.01		$1.50
Diluted income per common share attributable to H.B. Fuller	$0.99		$1.45

Weighted-average common shares outstanding:
Basic	54,721		54,824
Diluted	55,490		56,604

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	May 31,	June 1,	May 31,	June 1,
	2025	2024	2025	2024

Net income attributable to H.B. Fuller	$41,828	$51,264	$55,076	$82,255
Adjustments:
Acquisition project costs[1]	3,602	1,467	13,430	3,510
Organizational realignment[2]	6,635	7,275	15,409	14,536
Project One[3]	2,581	2,845	5,646	6,058
Other	44	914	44	914
Discrete tax items[4]	13,961	1,317	14,952	(1,210)
Income tax effect on adjustments[6]	(3,999)	(1,558)	(9,907)	(4,848)
Adjusted net income attributable to H.B. Fuller[6]	64,652	63,524	94,650	101,215
Add:
Interest expense	34,484	32,313	66,514	64,215
Interest income	(854)	(1,197)	(1,954)	(2,504)
Adjusted Income taxes	22,765	22,658	33,626	36,289
Depreciation and Amortization expense[7]	44,613	39,952	87,180	81,053
Adjusted EBITDA[6]	165,660	157,250	280,016	280,268

Diluted Shares	54,952	56,636	55,490	56,604
Adjusted diluted income per common share attributable to H.B. Fuller[6]	$1.18	$1.12	$1.71	$1.79
Revenue	$898,095	$917,107	$1,686,758	$1,727,525
Adjusted EBITDA margin[6]	18.4%	17.1%	16.6%	16.2%

[1] Acquisition project costs include costs related to evaluating, acquiring and integrating business acquisitions. Acquisition project costs include $3,708 and $1,385 in transaction costs (primarily consulting and professional fees, representations and warranties insurance premiums and employee acquisition-related travel expenses) and ($106) and $41 in purchase accounting costs (primarily professional fees for valuation services, inventory step-up cost and the impact of changes to contingent consideration liabilities after the completion of the purchase price allocation) and $0 and $41 in business integration costs (primarily costs of transition services agreements) for the three months ended May 31, 2025 and June 1, 2024, respectively. Acquisition project costs include $12,900 and $2,678 in transaction costs (primarily consulting and professional fees, representations and warranties insurance premiums and employee acquisition-related travel expenses) and $530 and $255 in purchase accounting costs (primarily professional fees for valuation services, inventory step-up cost and the impact of changes to contingent consideration liabilities after the completion of the purchase price allocation) and $0 and $577 in business integration costs (primarily costs of transition services agreements and for the three months ended March 2, 2024, retention bonuses paid to employees of the acquired entities) for the six months ended May 31, 2025 and June 1, 2024, respectively.

[2] Organizational realignment includes costs incurred as a direct result of the organizational realignment program, including professional fees related to legal entity and business structure changes, employee retention and severance costs, and facility rationalization costs related to the closure of production facilities and consolidation of business activities. Facility rationalization costs include plant closure costs, the impact of accelerated depreciation and for the three months ended March 2, 2024, operational inefficiencies. Organizational realignment includes $1,177 and $2,246 in professional fees related to legal entity and business structure changes, $3,320 and $2,252 in employee severance and other related costs, and $2,138 and $2,777 related to facility rationalization costs for the three months ended May 31, 2025 and June 1, 2024, respectively. Organizational realignment includes $3,416 and $3,869 in professional fees related to legal entity and business structure changes, $4,493 and $4,426 in employee severance and other related costs, and $7,500 and $6,241 related to facility rationalization costs for the six months ended May 31, 2025 and June 1, 2024, respectively.

[3] Project One includes non-capitalizable project costs related to implementing our global Enterprise Resource Planning system, including upgrading to SAP S/4HANA®, which has upgraded and standardized our information system.

[4] Discrete tax items for the three and six months ended May 31, 2025 are primarily related to the impact of withholding tax recorded on earnings that are no longer permanently reinvested, as well as other various U.S. and foreign tax matters. Discrete tax items for the three and six months ended June 1, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation.

[5] The income tax effect on adjustments represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[6] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[7] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller totaling ($70) and ($1,198) for the three months ended May 31, 2025 and June 1, 2024, respectively and. ($100) and ($3,620) for the six months ended May 31, 2025 and June 1, 2024, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	May 31,	June 1,	May 31,	June 1,
	2025	2024	2025	2024
Net Revenue:
Hygiene, Health and Consumable Adhesives	$397,475	$393,313	$765,700	$761,391
Engineering Adhesives	276,418	257,613	513,177	483,688
Building Adhesive Solutions	224,202	222,484	407,881	402,150
Corporate unallocated	-	43,697	-	80,296
Total H.B. Fuller	$898,095	$917,107	$1,686,758	$1,727,525

Segment Operating Income (Loss):
Hygiene, Health and Consumable Adhesives	$43,401	$49,840	$73,349	$97,233
Engineering Adhesives	46,977	38,987	75,028	64,807
Building Adhesive Solutions	22,114	21,987	28,691	29,126
Corporate unallocated	(12,448)	(10,219)	(30,577)	(23,695)
Total H.B. Fuller	$100,044	$100,595	$146,491	$167,471

Adjusted EBITDA[6]
Hygiene, Health and Consumable Adhesives	$61,963	$64,677	$108,854	$127,540
Engineering Adhesives	63,341	51,110	107,529	89,312
Building Adhesive Solutions	37,535	35,863	59,337	57,273
Corporate unallocated	2,821	5,600	4,296	6,143
Total H.B. Fuller	$165,660	$157,250	$280,016	$280,268

Adjusted EBITDA Margin[6]
Hygiene, Health and Consumable Adhesives	15.6%	16.4%	14.2%	16.8%
Engineering Adhesives	22.9%	19.8%	21.0%	18.5%
Building Adhesive Solutions	16.7%	16.1%	14.5%	14.2%
Corporate unallocated	0.0%	12.8%	NMP	NMP
Total H.B. Fuller	18.4%	17.1%	16.6%	16.2%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	May 31,	June 1,	May 31,	June 1,
	2025	2024	2025	2024
Income before income taxes and income from equity method investments	$73,174	$73,115	$91,886	$110,896

Adjustments:
Acquisition project costs[1]	3,602	1,467	13,430	3,510
Organizational realignment[2]	6,635	7,275	15,409	14,536
Project One[3]	2,581	2,845	5,646	6,058
Other	44	914	44	914
Adjusted income before income taxes and income from equity method investments[8]	$86,036	$85,616	$126,415	$135,914

[8] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	May 31,	June 1,	May 31,	June 1,
	2025	2024	2025	2024
Income Taxes	$(32,726)	$(22,418)	$(38,671)	$(30,231)

Adjustments:
Acquisition project costs[1]	(1,120)	(183)	(3,800)	(720)
Organizational realignment[2]	(2,063)	(906)	(4,455)	(2,815)
Project One[3]	(803)	(355)	(1,638)	(1,199)
Other	(14)	-	(14)	-
Discrete tax items[4]	13,961	1,204	14,952	(1,324)
Adjusted income taxes[9]	$(22,765)	$(22,658)	$(33,626)	$(36,289)

Adjusted income before income taxes and income from equity method investments	$86,036	$85,616	$126,415	$135,914
Adjusted effective income tax rate[9]	26.5%	26.5%	26.6%	26.7%

[9] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	May 31,	June 1,	May 31,	June 1,
	2025	2024	2025	2024

Net revenue	$898,095	$917,107	$1,686,758	$1,727,525

Gross profit	$286,384	$282,052	$513,459	$521,288
Gross profit margin	31.9%	30.8%	30.4%	30.2%

Adjustments:
Acquisition project costs[1]	68	(8)	675	73
Organizational realignment[2]	2,467	3,466	7,923	7,880
Project One[3]	(94)	13	1	13
Adjusted gross profit[10]	$288,825	$285,523	$522,058	$529,254
Adjusted gross profit margin[10]	32.2%	31.1%	31.0%	30.6%

[10] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	May 31,	June 1,	May 31,	June 1,
	2025	2024	2025	2024

Selling, general and administrative expenses	$(186,340)	$(181,456)	$(366,968)	$(353,817)

Adjustments:
Acquisition project costs[1]	3,654	1,475	11,360	3,437
Organizational realignment[2]	3,633	3,439	4,929	5,986
Project One[3]	2,676	2,832	5,646	6,045
Other	44	914	44	914
Adjusted selling, general and administrative expenses[11]	$(176,333)	$(172,796)	$(344,989)	$(337,435)

[11] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health		Building
Three Months Ended	and Consumable	Engineering	Adhesive		Corporate	H.B. Fuller
May 31, 2025	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$45,610	$47,948	$24,668	$118,226	$(76,398)	$41,828
Adjustments:
Acquisition project costs[1]	-	-	-	-	3,602	3,602
Organizational realignment[2]	-	-	-	-	6,635	6,635
Project One[3]	-	-	-	-	2,581	2,581
Other	-	-	-	-	44	44
Discrete tax items[4]	-	-	-	-	13,961	13,961
Income tax effect on adjustments[5]	-	-	-	-	(3,999)	(3,999)
Adjusted net income attributable to H.B. Fuller[6]	45,610	47,948	24,668	118,226	(53,574)	64,652
Add:
Interest expense	-	-	-	-	34,484	34,484
Interest income	-	-	-	-	(854)	(854)
Adjusted Income taxes	-	-	-	-	22,765	22,765
Depreciation and amortization expense[7]	16,353	15,393	12,867	44,613	-	44,613
Adjusted EBITDA[6]	$61,963	$63,341	$37,535	$162,839	$2,821	$165,660
Revenue	$397,475	$276,418	$224,202	$898,095	-	$898,095
Adjusted EBITDA Margin[6]	15.6%	22.9%	16.7%	18.1%	NMP	18.4%

	Hygiene, Health		Building
Six Months Ended	and Consumable	Engineering	Adhesive		Corporate	H.B. Fuller
May 31, 2025	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$77,771	$76,970	$33,799	$188,540	$(133,464)	$55,076
Adjustments:
Acquisition project costs[1]	-	-	-	-	13,430	13,430
Organizational realignment[2]	-	-	-	-	15,409	15,409
Project One[3]	-	-	-	-	5,646	5,646
Other	-	-	-	-	44	44
Discrete tax items[4]	-	-	-	-	14,952	14,952
Income tax effect on adjustments[5]	-	-	-	-	(9,907)	(9,907)
Adjusted net income attributable to H.B. Fuller[6]	77,771	76,970	33,799	188,540	(93,890)	94,650
Add:
Interest expense	-	-	-	-	66,514	66,514
Interest income	-	-	-	-	(1,954)	(1,954)
Adjusted Income taxes	-	-	-	-	33,626	33,626
Depreciation and amortization expense[7]	31,083	30,559	25,538	87,180	-	87,180
Adjusted EBITDA[6]	$108,854	$107,529	$59,337	$275,720	$4,296	$280,016
Revenue	765,700	513,177	407,881	1,686,758	-	1,686,758
Adjusted EBITDA Margin[6]	14.2%	21.0%	14.5%	16.3%	NMP	16.6%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health		Building
Three Months Ended	and Consumable	Engineering	Adhesive		Corporate	H.B. Fuller
June 1, 2024	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$51,336	$39,643	$23,816	$114,795	$(63,531)	$51,264
Adjustments:
Acquisition project costs[1]	-	-	-	-	1,467	1,467
Organizational realignment[2]	-	-	-	-	7,275	7,275
Project One[3]	-	-	-	-	2,845	2,845
Other	-	-	-	-	914	914
Discrete tax items[4]	-	-	-	-	1,317	1,317
Income tax effect on adjustments[5]	-	-	-	-	(1,558)	(1,558)
Adjusted net income attributable to H.B. Fuller[6]	51,336	39,643	23,816	114,795	(51,271)	63,524
Add:
Interest expense	-	-	-	-	32,313	32,313
Interest income	-	-	-	-	(1,197)	(1,197)
Adjusted Income taxes	-	-	-	-	22,658	22,658
Depreciation and amortization expense[7]	13,341	11,467	12,047	36,855	3,097	39,952
Adjusted EBITDA[6]	$64,677	$51,110	$35,863	$151,650	$5,600	$157,250
Revenue	$393,313	$257,613	$222,484	$873,410	43,697	$917,107
Adjusted EBITDA Margin[6]	16.4%	19.8%	16.1%	17.4%	12.8%	17.1%

	Hygiene, Health		Building
Six Months Ended	and Consumable	Engineering	Adhesive		Corporate	H.B. Fuller
June 1, 2024	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$100,224	$66,119	$32,783	$199,126	$(116,871)	$82,255
Adjustments:
Acquisition project costs[1]	-	-	-	-	3,510	3,510
Organizational realignment[2]	-	-	-	-	14,536	14,536
Project One[3]	-	-	-	-	6,058	6,058
Other	-	-	-	-	914	914
Discrete tax items[4]	-	-	-	-	(1,210)	(1,210)
Income tax effect on adjustments[5]	-	-	-	-	(4,848)	(4,848)
Adjusted net income attributable to H.B. Fuller[6]	100,224	66,119	32,783	199,126	(97,911)	101,215
Add:
Interest expense	-	-	-	-	64,215	64,215
Interest income	-	-	-	-	(2,504)	(2,504)
Adjusted Income taxes	-	-	-	-	36,289	36,289
Depreciation and amortization expense[7]	27,316	23,193	24,490	74,999	6,054	81,053
Adjusted EBITDA[6]	$127,540	$89,312	$57,273	$274,125	$6,143	$280,268
Revenue	$761,391	$483,688	$402,150	$1,647,229	80,296	$1,727,525
Adjusted EBITDA Margin[6]	16.8%	18.5%	14.2%	16.6%	NMP	16.2%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

	Three Months Ended	Six Months Ended
	May 31, 2025	May 31, 2025
Price	0.7%	0.5%
Volume	(0.3)%	0.5%
Organic Growth[12]	0.4%	1.0%
M&A	(1.3)%	(1.2)%
Constant currency	(0.9)%	(0.2)%
F/X	(1.2)%	(2.2)%
Total H.B. Fuller Net Revenue	(2.1)%	(2.4)%

Revenue growth versus 2024	Three Months Ended
	May 31, 2025

	Net		Constant		Organic
	Revenue	F/X	Currency	M&A	Growth[12]
Hygiene, Health and Consumable Adhesives	1.1%	(2.1)%	3.2%	1.4%	1.8%
Engineering Adhesives	7.3%	(0.7)%	8.0%	8.4%	(0.4)%
Building Adhesive Solutions	0.8%	(0.5)%	1.3%	2.2%	(0.9)%
Corporate Unallocated[13]	(100.0)%	0.0%	(100.0)%	(100.0)%	0.0%
Total H.B. Fuller	(2.1)%	(1.2)%	(0.9)%	(1.3)%	0.4%

Revenue growth versus 2024	Six Months Ended
	May 31, 2025

	Net		Constant		Organic
	Revenue	F/X	Currency	M&A	Growth[12]
Hygiene, Health and Consumable Adhesives	0.6%	(3.5)%	4.1%	1.2%	2.9%
Engineering Adhesives	6.1%	(1.4)%	7.5%	8.5%	(1.0)%
Building Adhesive Solutions	1.4%	(1.4)%	2.8%	2.3%	0.5%
Corporate Unallocated[13]	(100.0)%	0.0%	(100.0)%	(100.0)%	0.0%
Total H.B. Fuller	(2.4)%	(2.2)%	(0.2)%	(1.2)%	1.0%

12 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

13 Corporate Unallocated includes revenue for the North America Flooring business for the six months ended June 1, 2024. This business was sold in the first quarter of 2025 and as a result all activity for prior years was moved to Corporate Unallocated.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended				Trailing Twelve Months[18] Ended
	August 31, 2024	November 30, 2024	March 1, 2025	May 31, 2025	May 31, 2025

Net income attributable to H.B. Fuller	$55,361	$(7,359)	$13,248	$41,828	$103,078

Adjustments:
Acquisition project costs[1]	3,474	4,051	9,828	3,602	20,955
Organizational realignment[2]	9,471	15,958	8,774	6,635	40,838
Project One[3]	3,154	2,672	3,064	2,581	11,471
Business divestiture[14]	-	47,267	-	-	47,267
Other[15]	(2,904)	39	-	44	(2,821)
Discrete tax items[16]	(2,937)	(1,322)	992	13,961	10,694
Income tax effect on adjustments[5]	(1,624)	(9,339)	(5,909)	(3,999)	(20,871)
Adjusted net income attributable to H.B. Fuller[6]	63,995	51,967	29,997	64,652	210,611

Add:
Interest expense	35,287	33,621	32,030	34,484	135,422
Interest income	(1,090)	(1,084)	(1,100)	(854)	(4,128)
Adjusted Income taxes	22,825	18,546	10,862	22,765	74,997
Depreciation and Amortization expense[17]	44,235	45,286	42,567	44,613	176,701
Adjusted EBITDA[6]	$165,252	$148,336	$114,356	$165,660	$593,604

[14] Business divestiture for the three months and year ended November 30, 2024 includes impairment losses for goodwill and long-lived assets, and project costs incurred as a direct result of the pending sale of the North America Flooring business. Impairment losses represent the difference between the book value of the assets held for sale and their net realizable value.

[15] Other includes a gain from insurance recoveries and a loss from the write-off of a cost method investment for the three months ended August 31, 2024 and the year ended November 30, 2024.

[16] Discrete tax items for the three months ended August 31, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation. Discrete tax items for the three months ended November 30, 2024 are related to various foreign tax matters. Discrete tax items for the three months ended March 1, 2025 are related to various foreign tax matters. Discrete tax items for the three months ended May 31, 2025 are primarily related to the impact of withholding tax recorded on earnings that are no longer permanently reinvested, as well as other various U.S. and foreign tax matters.

[17] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller. Depreciation and amortization expense added back was $194 for the three months ended August 31, 2024, ($711) for the three months ended November 30, 2024, ($30) for the three months ended March 1, 2025 and ($70) for the three months ended May 31, 2025.

[18] Trailing twelve months adjusted EBITDA is a non-GAAP financial measure and is defined as adjusted EBITDA for the twelve-month period ended on the date presented. The table above provides a reconciliation of trailing twelve month adjusted EBITDA to net income attributable to H.B. Fuller for the trailing twelve-month period presented, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	May 31, 2025	March 1, 2025	June 1, 2024
Total debt	$2,112,428	$2,179,997	$2,024,916
Less: Cash and cash equivalents	96,785	105,743	114,823
Net debt[19]	$2,015,643	$2,074,254	$1,910,093

Trailing twelve months18 / Year ended Adjusted EBITDA	$593,604	$585,194	$608,668
Net Debt-to-Adjusted EBITDA[19]	3.4	3.5	3.1

[19] Net debt and net debt-to-adjusted EBITDA are non-GAAP financial measures. Net debt is defined as total debt less cash and cash equivalents. Net debt-to-adjusted EBITDA is defined as net debt divided by trailing twelve months adjusted EBITDA. The calculations of these non-GAAP financial measures are shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to total debt, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	May 31, 2025	June 1, 2024	November 30, 2024
Trade receivables, net	$584,026	$571,134	$558,336
Inventory	495,588	496,085	467,498
Trade payables	481,957	474,095	491,435
Net working capital[20]	$597,657	$593,124	$534,399

Net revenue three months ended	$898,095	$917,107
Annualized net revenue[20]	3,592,379	3,668,428

Net working capital as a percentage of annualized revenue[20]	16.6%	16.2%

[20] Net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue are non-GAAP financial measures. Net working capital is defined as trade receivables, net plus inventory less trade payables. Annualized net revenue is defined as net revenue for the three months ended on the date presented multiplied by four. Net working capital as a percentage of annualized net revenue is net working capital divided by annualized net revenue. The calculations of these non-GAAP financial measures are shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

CONSOLIDATED BALANCE SHEETS
H.B. Fuller Company and Subsidiaries
(In thousands, except share and per share amounts)

	May 31,	November 30,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$96,785	$169,352
Trade receivables (net of allowances of $10,978 and $11,621, as of May 31, 2025 and November 30, 2024, respectively)	584,026	558,336
Inventories	495,588	467,498
Other current assets	118,176	104,019
Total current assets	1,294,575	1,299,205

Property, plant and equipment	1,861,936	1,864,558
Accumulated depreciation	(994,409)	(982,631)
Property, plant and equipment, net	867,527	881,927

Goodwill	1,670,078	1,532,221
Other intangibles, net	847,699	770,226
Other assets	452,578	449,665
Total assets	$5,132,457	$4,933,244

Liabilities, non-controlling interest and total equity
Current liabilities
Notes payable	$-	$587
Trade payables	481,957	491,435
Accrued compensation	85,008	106,005
Income taxes payable	27,672	24,225
Other accrued expenses	97,490	97,038
Total current liabilities	692,127	719,290

Long-term debt	2,112,428	2,010,052
Accrued pension liabilities	55,017	51,755
Other liabilities	396,900	322,299
Total liabilities	$3,256,472	$3,103,396

Commitments and contingencies (Note 13)

Equity
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares outstanding – 53,952,793 and 54,657,103 as of May 31, 2025 and November 30, 2024, respectively	$53,953	$54,657
Additional paid-in capital	278,513	322,636
Retained earnings	1,954,785	1,924,761
Accumulated other comprehensive loss	(412,553)	(473,395)
Total H.B. Fuller stockholders' equity	1,874,698	1,828,659
Non-controlling interest	1,287	1,189
Total equity	1,875,985	1,829,848
Total liabilities, non-controlling interest and total equity	$5,132,457	$4,933,244

CONSOLIDATED STATEMENTS of CASH FLOWS
H.B. Fuller Company and Subsidiaries
(In thousands)

	Six Months Ended
	May 31, 2025	June 1, 2024
Cash flows from operating activities:
Net income including non-controlling interest	$55,109	$82,309
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	44,837	45,099
Amortization	42,443	39,574
Deferred income taxes	(14,068)	(24,117)
Income from equity method investments, net of dividends received	(1,894)	(1,644)
Loss on the sale of a business	1,515	-
Loss on impairment of intangible asset	478	-
Gain on sale or disposal of assets	(101)	(166)
Share-based compensation	12,003	11,930
Pension and other post-retirement benefit plan activity	(4,493)	(4,370)
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	(28,942)	22,639
Inventories	(40,182)	(56,512)
Other assets	(4,106)	(22,328)
Trade payables	11,602	38,781
Accrued compensation	(23,494)	(16,424)
Other accrued expenses	1,097	(7,002)
Income taxes payable	(10,587)	(11,218)
Other liabilities	24,804	(1,786)
Foreign currency remeasurement	(8,252)	34,210
Net cash provided by operating activities	57,769	128,975

Cash flows from investing activities:
Purchased property, plant and equipment	(64,534)	(90,181)
Purchased businesses, net of cash acquired	(162,032)	(254,287)
Purchase of cost method investment	(2,549)	-
Proceeds from sale of property, plant and equipment	1,438	694
Proceeds from the sale of a business	75,727	-
Net cash used in investing activities	(151,950)	(343,774)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	784,900	1,497,000
Repayment of long-term debt	(687,751)	(1,305,500)
Payment of debt issuance costs	(1,047)	(3,493)
Net payment of notes payable	(588)	(376)
Dividends paid	(24,864)	(23,295)
Proceeds from stock options exercised	2,475	18,289
Repurchases of common stock	(60,664)	(21,809)
Net cash provided by financing activities	12,461	160,816

Effect of exchange rate changes on cash and cash equivalents	9,153	(10,647)
Net change in cash and cash equivalents	(72,567)	(64,630)
Cash and cash equivalents at beginning of period	169,352	179,453
Cash and cash equivalents at end of period	$96,785	$114,823